UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2010
LSB CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	000-32955	04-3557612
(State or other	(Commission File	(I.R.S. Employer
jurisdiction	Number)
of incorporation)		Identification No.)

30 Massachusetts Avenue
North Andover, Massachusetts 01845
(978) 725-7500
(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 3.03 — Material Modification to Rights of Security Holders
Item 5.01 — Changes in Control of Registrant
SIGNATURES

Introductory Note:
     On November 30, 2010, LSB Corporation (the “Company”) completed its merger (the “Merger”) with Bridgeport Merger Corporation, a wholly-owned subsidiary of People’s United Financial, Inc. (“People’s United Financial”), pursuant to an Agreement and Plan of Merger, dated as of July 15, 2010, by and among People’s United Financial, People’s United Bank, Bridgeport Merger Corporation, the Company and River Bank (the “Merger Agreement”).
Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information disclosed in Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference.
In connection with the consummation of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that the shares of common stock of the Company outstanding immediately prior to the Effective Time of the Merger (other than those to be cancelled in accordance with the Merger Agreement) were converted into the right to receive $21.00 in cash, without interest, and requested that NASDAQ file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of the Company’s common stock are no longer listed on NASDAQ.
Item 3.03 — Material Modification to Rights of Security Holders.
As of the Effective Time of the Merger, the Company’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders of the Company and were entitled only to receive the Merger Consideration.
Item 5.01 — Changes in Control of Registrant.
On November 30, 2010, People’s United Financial completed its acquisition of the Company and River Bank in accordance with the Merger Agreement. As a result of the Merger, the Company is a wholly-owned subsidiary of People’s United Financial.
As previously disclosed, on July 15, 2010, the Company entered into the Merger Agreement. On October 27, 2010, at the Company’s special meeting of shareholders, the shareholders approved the Merger Agreement. On November 15, 2010, the Office of Thrift Supervision approved the transactions.
At the Effective Time of the Merger, each share of Company common stock, $0.10 par value, outstanding immediately prior to the Effective Time (other than those to be cancelled in accordance with the Merger Agreement) was converted into the right to receive $21.00 in cash, without interest (the “Merger Consideration”), together with $0.026 in cash, to be paid pursuant to the Merger Agreement for the period between the record date of the Company’s most recent quarterly dividend and November 30, 2010. The total cash consideration People’s United will pay in the Merger is approximately $94.8 million. To finance the payment of the aggregate consideration, People’s United Financial used its cash on hand.
Additional information and details of the Merger Agreement were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on July 16, 2010. Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement filed as an exhibit to the Company’s Current Report on Form 8-K filed on July 16, 2010, which Merger Agreement is incorporated by reference herein.
The disclosures under Items 3.01 and 3.03 above are incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB CORPORATION
DATED: December 1, 2010	By:	/s/ Eric J. Appellof
Eric J. Appellof
President